EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                 AUGUST 10, 2016

TANDY LEATHER FACTORY REPORTS 2ND QUARTER 2016 EARNINGS UP 21%
Weak Sales Offset by Strong Margin Improvement

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the second quarter of 2016.  Consolidated net income for the quarter ended June 30, 2016 was $1.8 million compared to $1.5 million for the second quarter of 2015, an increase of 20.8%.  Fully diluted earnings per share for the quarter were $0.19, compared to $0.15 in last year’s second quarter.  Total sales for the quarter ended June 30, 2016 were $19.5 million, down 1% from $19.8 million in the second quarter last year.

Consolidated sales for the six months ended June 30, 2016 were $40.2 million, down 1% from 2015’s first half sales of $40.6 million.  Consolidated net income for the first half of 2016 increased 13% to $3.3 million or $0.35 per fully-diluted share versus $3.0 million or $0.29 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, decreased $38,000 in the second quarter, a 0.3% decline from last year's second quarter.  Eighty-one stores comprised Tandy Leather's operations at June 30, 2016 compared to eighty-two stores at June 30, 2015.  For the first six months of 2016, Retail Leathercraft’s sales increased $95,000 or 0.4% over the first six months of 2015.  Second quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory stores, decreased 5%, or $329,000, from the same quarter last year.  For the first six months of 2016, Wholesale Leathercraft’s sales were down $558,000, or 4%, compared to the same period in 2015.  International Leathercraft, consisting of four stores located in the United Kingdom, Spain and Australia, reported a sales increase of 14%, or $117,000, compared to the second quarter of 2015.  For the first half of 2016, International Leathercraft’s sales were up 5%, or $96,000, over the same period last year.

Consolidated gross profit margin for the current quarter was 66.1%, compared to 64.8% for the second quarter of 2015.  For the first half of 2016, consolidated gross profit margin was 63.6%, improving from last year's gross profit margin of 62.6%.  Consolidated operating expenses decreased approximately 4% or $424,000 for the quarter and 2% or $328,000 for the year, compared to the same periods in 2015.  For the second quarter, significant decreases occurred in advertising and marketing, store relocation expenses, legal and professional fees, outside services, and employee benefits.  For the year, decreases occurred in employee compensation and advertising and marketing expenses.  As a percentage of sales, consolidated operating margin increased for the quarter to 14.5% compared to 11.8% in last year’s second quarter.  On a year-to-date basis, consolidated operating margin increased from 11.6% last year to 12.9% in the current year.

Shannon L. Greene, Chief Executive Officer, commented, “Sales have been tough this year – and our second quarter was no different.  While we are working hard to grow or maintain sales, our real success this quarter was in our gross profit and operating margins.  Specifically, we improved our gross profit margin even though sales declined and we reduced our operating expenses at a faster rate than that of sales. Our work is not done, however, as managing effectively through difficult periods such as this is crucial.”

Mark Angus, President, added, “Compared to last year’s second quarter, we sold a little less leather but improved our gross profit margin on those leather sales so that is a win.  Further, we cut operating expenses in the second quarter which contributed significantly to the earnings increase. At the half way mark of 2016, we are succeeding at protecting gross profit margins and controlling expenses despite weak sales.”

Tandy Leather Factory, Inc., (http://www.tandyleather.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 27 Leather Factory stores, located in 18 states and 3 Canadian provinces, 81 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, and four combination wholesale/retail stores located in the United Kingdom, Australia, and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817)872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317)867-2839 or mgilbert@magellanfin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:
	Quarter Ended 06/30/16		Quarter Ended 06/30/15
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,064,995	$1,548,303	$6,394,278	$968,552
Retail Leathercraft	12,493,943	1,166,009	12,532,411	1,336,669
International Leathercraft	963,967	124,579	846,839	28,621
Total Operations	$19,522,905	$2,838,891	$19,773,528	$2,333,842

	Six Months Ended 06/30/16		Six Months Ended 06/30/15
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$12,561,902	$2,674,562	$13,119,582	$1,920,407
Retail Leathercraft	25,736,527	2,380,959	25,641,824	2,740,121
International Leathercraft	1,896,703	146,160	1,800,886	62,195
Total Operations	$40,195,132	$5,201,681	$40,562,292	$4,722,723

Wholesale Leathercraft	Quarter Ended 06/30/16		Quarter Ended 06/30/15
	# of stores	Sales	# of stores	Sales
Same store sales	27	$6,022,534	27	$6,229,566
Closed store sales	1	42,461	1	164,712
Total Sales – Wholesale Leathercraft	27	$6,064,995	27	$6,394,278

Wholesale Leathercraft	Six Months Ended 06/30/16		Six Months Ended 06/30/15
	# of stores	Sales	# of stores	Sales
Same store sales	27	$12,373,497	27	$12,781,625
Closed store sales	1	188,405	1	337,957
Total Sales – Wholesale Leathercraft	27	$12,561,902	27	$13,119,582

Retail Leathercraft	Quarter Ended 06/30/16		Quarter Ended 06/30/15
	# of stores	Sales	# of stores	Sales
Same store sales	80	$12,203,775	80	$12,178,185
New store sales	1	259,120	-	-
Closed store sales	2	31,048	2	354,226
Total Sales – Retail Leathercraft	81	$12,493,943	80	$12,532,411

Retail Leathercraft	Six Months Ended 06/30/16		Six Months Ended 06/30/15
	# of stores	Sales	# of stores	Sales
Same store sales	80	$25,028,341	80	$24,958,451
New store sales	1	338,773	-	-
Closed store sales	2	369,413	2	683,373
Total Sales – Retail Leathercraft	81	$25,736,527	80	$25,641,824

International Leathercraft	Quarter Ended 06/30/16		Quarter Ended 06/30/15
	# of stores	Sales	# of stores	Sales
Same store sales	3	$805,123	3	$846,839
New store sales	1	158,844	-	-
Total Sales – International Leathercraft	4	$963,967	3	$846,839

International Leathercraft	Six Months Ended 06/30/16		Six Months Ended 06/30/15
	# of stores	Sales	# of stores	Sales
Same store sales	3	$1,597,500	3	$1,800,886
New store sales	1	299,203	-	-
Total Sales – International Leathercraft	4	$1,896,703	3	$1,800,886

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	June 30, 2016 (unaudited)	December 31, 2015 (audited)
ASSETS
CURRENT ASSETS:
Cash	$9,839,204	$10,962,615
Accounts receivable-trade, net of allowance for doubtful accounts
of $0 and $1,746 in 2016 and 2015, respectively	551,824	553,206
Inventory	36,304,595	33,584,539
Prepaid income taxes	765,605	549,277
Deferred income taxes	350,706	326,830
Prepaid expenses	1,623,858	1,514,887
Other current assets	132,985	70,197
Total current assets	49,568,777	47,561,551

PROPERTY AND EQUIPMENT, at cost	24,764,249	23,992,208
Less accumulated depreciation and amortization	(9,026,139)	(8,297,155)
	15,738,110	15,695,053

GOODWILL	959,868	953,356
OTHER INTANGIBLES, net of accumulated amortization of approximately
$707,000 and $702,000 in 2016 and 2015, respectively	22,228	27,282
OTHER assets	329,332	329,684
TOTAL ASSETS	$66,618,315	$64,566,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,393,513	$1,983,376
Accrued expenses and other liabilities	4,979,495	6,045,552
Current maturities of capital lease obligations	72,686	72,686
Current maturities of long-term debt	1,382,199	231,952
Total current liabilities	7,827,893	8,333,566

DEFERRED INCOME TAXES	1,721,715	1,702,515

LONG-TERM DEBT, net of current maturities	5,989,530	3,479,273
CAPITAL LEASE OBLIGATIONS, net of current maturities	72,688	79,396
COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,309,326 and 11,275,641 shares issued at 2016 and 2015, respectively;
9,266,496 and 9,753,293 shares outstanding at 2016 and 2015, respectively	27,142	27,062
Paid-in capital	6,281,711	6,168,489
Retained earnings	56,409,146	53,067,234
Treasury stock at cost (2,042,830 and 1,522,348 shares at 2016 and 2015, respectively)	(10,278,584)	(6,602,930)
Accumulated other comprehensive income	(1,432,926)	(1,687,679)
Total stockholders’ equity	51,006,489	50,972,176
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$66,618,315	$64,566,926

Tandy Leather Factory, Inc.
Consolidated Statements of Income
(Unaudited)
For the Three and Six Months Ended June 30, 2016 and 2015

	THREE MONTHS		SIX MONTHS
	2016	2015	2016	2015
NET SALES	$19,522,905	$19,773,528	$40,195,132	$40,562,292

COST OF SALES	6,627,115	6,959,147	14,646,596	15,164,983

Gross profit	12,895,790	12,814,381	25,548,536	25,397,309

OPERATING EXPENSES	10,056,899	10,480,539	20,346,855	20,674,586

INCOME FROM OPERATIONS	2,838,891	2,333,842	5,201,681	4,722,723

OTHER INCOME (EXPENSE):
Interest expense	(42,027)	(34,762)	(65,456)	(78,925)
Other, net	23,434	9,877	23,395	29,750
Total other income (expense)	(18,593)	(24,885)	(42,061)	(49,175)

INCOME BEFORE INCOME TAXES	2,820,298	2,308,957	5,159,620	4,673,548

PROVISION FOR INCOME TAXES	999,383	801,061	1,817,708	1,721,245

NET INCOME	$1,820,915	$1,507,896	$3,341,912	$2,952,303

NET INCOME PER COMMON SHARE:
Basic	$0.19	$0.15	$0.35	$0.29
Diluted	$0.19	$0.15	$0.35	$0.29

Weighted Average Number of Shares Outstanding:
Basic	9,209,446	10,212,933	9,418,645	10,212,137
Diluted	9,227,941	10,241,164	9,437,620	10,241,130

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Six Months Ended June 30, 2016 and 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,341,912	$2,952,303
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	831,793	809,456
(Gain) / loss on disposal or abandonment of assets	(6,560)	25,204
Non-cash stock-based compensation	113,302	77,737
Deferred income taxes	(4,676)	8,735
Foreign currency translation	256,309	(121,909)
Net changes in assets and liabilities:
Accounts receivable-trade, net	1,382	(133,840)
Inventory	(2,720,056)	65,241
Prepaid expenses	(108,971)	1,261
Other current assets	(62,788)	36,703
Accounts payable-trade	(589,863)	423,794
Accrued expenses and other liabilities	(1,066,056)	1,267,450
Income taxes payable	(216,328)	(286,987)
Total adjustments	(3,572,572)	2,172,845
Net cash (used in) provided by operating activities	(230,600)	5,125,148

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(898,007)	(1,088,231)
Proceeds from sale of assets	26,703	741
Increase (decrease) in other assets	352	1,986
Net cash used in investing activities	(870,952)	(1,085,504)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from notes payable and long term debt	3,660,505	-
Payments on notes payable and long-term debt	-	(3,808,812)
Payments on capital lease obligations	(6,710)	-
Repurchase of common stock (treasury stock)	(3,675,654)	-
Net cash used in financing activities	(21,859)	(3,808,812

NET INCREASE (DECREASE) IN CASH	(1,123,411)	230,832

CASH, beginning of period	10,962,615	10,636,530

CASH, end of period	$9,839,204	$10,867,362

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$65,456	$78,925
Income tax paid during the period, net of (refunds)	$2,034,036	$2,003,680